UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026

Janus Living, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-43206	41-2996951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 South Syracuse Street, Suite 500

Denver, CO 80237

(Address of principal executive offices) (Zip Code)

(720)428-5050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A-1 Common Stock, $0.01 par value	JAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement

Credit Facility Amendment

On March 23, 2026, Janus Living, Inc. (the “Company”) and Janus Living OP, LLC (the “Operating Company”) entered into a Credit Agreement (the “Original Credit Agreement”), dated as of March 23, 2026, by and among the Company, the Operating Company, certain subsidiaries of the Company, the lenders party thereto, and Bank of America, N.A., as administrative agent. On September 17, 2026 (the “Closing Date”), the Company and the Operating Company entered into an amendment and restatement of the Original Credit Agreement (the “Credit Agreement”), dated as of the Closing Date, by and among the Company, the Operating Company, certain subsidiaries of the Company, the lenders party thereto, and Bank of America, N.A., as administrative agent. Except as otherwise described herein, the terms of the Credit Agreement are generally consistent with the terms of the Original Credit Agreement.

The Credit Agreement increases the size of the revolving credit facility from $500 million to $1.25 billion (the “Revolving Credit Facility”). The Company has the option to increase the Revolving Credit Facility and/or obtain incremental term loans so long as the aggregate principal amount of the Revolving Credit Facility and such incremental term loans does not exceed $1.75 billion, subject to customary requirements, including obtaining additional lender commitments. The Credit Agreement terminates the $100 million delayed draw term loan facility that was outstanding prior to the Closing Date pursuant to the Original Credit Agreement.

The foregoing descriptions of the Credit Agreement and Revolving Credit Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under “Credit Facility Amendment” is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are being filed herewith:

No.	Description
10.1*	Amended and Restated Credit Agreement, dated as of September 17, 2026, by and among Janus Living, Inc., Janus Living OP, LLC, certain subsidiaries of Janus Living, Inc., the lenders party thereto, and Bank of America, N.A., as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANUS LIVING, INC.

Date: September 17, 2026	By:	/s/ Kelvin O. Moses
	Name:	Kelvin O. Moses
	Title:	Chief Financial Officer